EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Bond Index Funds
File Number: 811-4681
Registrant CIK Number: 0000794105


Items 72, 73 and 74 For Series 1, Series 2, Series 3, Series 4 and Series 5

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


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Series 1 SEC Identifier S000002564
Class 1 SEC Identifier  C000007062
Class 2 SEC Identifier  C000007063
Class 3 SEC Identifier  C000035216
Class 4 SEC Identifier  C000007064
Class 5 SEC Identifier  C000046844

Item 72DD

1. Total Income dividends for which record date passed during the period                                              $728,741
2. Dividends for a second class of open-end company shares                                                            $271,563
3. Dividends for a third class of open-end company shares                                                             $144,261
4. Dividends for a fourth class of open-end company shares                                                            $251,856
5. Dividends for a fifth class of open-end company shares							       $29,298


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.240
        2. Dividends from a second class of open-end company shares                                                 $0.244
        3. Dividends from a third class of open-end company shares                                                  $0.244
        4. Dividends from a fourth class of open-end company shares                                                 $0.246
	5. Dividends from a fifth class of open-end company shares						    $1.477



Item 74

U)      1. Number of shares outstanding                                                                            3,151,374
        2. Number of shares outstanding for a second class of shares of open-end company shares                    1,200,629
        3. Number of shares outstanding for a third class of shares of open-end company shares                       660,894
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                    1,113,683
	5. Number of shares outstanding for a fifth class of shares of open-end company shares			      23,900

V)      1. Net asset value per share (to the nearest cent)                                                          10.03
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                10.03
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 10.03
        4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)                10.03
	5. Net asset value per share of a fifth class open-end company shares (to the nearest cent)		    75.98


Series 2 SEC Identifier S000002563
Class 1 SEC Identifier  C000007060
Class 2 SEC Identifier  C000007061
Class 3 SEC Identifier  C000046843
Class 4 SEC Identifier  C000035215

Item 72DD

1. Total Income dividends for which record date passed during the period                                               $60,038
2. Dividends for a second class of open-end company shares                                                             $32,027
3. Dividends for a third class of open-end company shares                                                              $43,016
4. Dividends for a fourth class of open-end company shares                                                              $9,344


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.205
        2. Dividends from a second class of open-end company shares                                                 $0.209
        3. Dividends from a third class of open-end company shares                                                  $0.209
        4. Dividends from a fourth class of open-end company shares                                                 $1.263


Item 74

U)      1. Number of shares outstanding                                                                            314,977
        2. Number of shares outstanding for a second class of shares of open-end company shares                    156,707
        3. Number of shares outstanding for a third class of shares of open-end company shares                     224,482
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                     10,100

V)      1. Net asset value per share (to the nearest cent)                                                          10.12
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                10.12
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 10.12
        4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)                77.09


Series 3 SEC Identifier S000002561
Class 1 SEC Identifier  C000007057
Class 2 SEC Identifier  C000007058
Class 3 SEC Identifier  C000024520
Class 4 SEC Identifier  C000035214
Class 5 SEC Identifier  C000046841


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $75,057
2. Dividends for a second class of open-end company shares                                                          $58,203
3. Dividends for a third class of open-end company shares                                                            $9,029
4. Dividends for a fourth class of open-end company shares                                                          $37,951
5. Dividends for a fifth class of open-end company shares                                                            $5,524

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.249
        2. Dividends from a second class of open-end company shares                                                 $0.254
        3. Dividends from a third class of open-end company shares                                                  $0.255
        4. Dividends from a fourth class of open-end company shares                                                 $0.254
        5. Dividends from a fifth class of open-end company shares                                                  $1.444






Item 74

U)      1. Number of shares outstanding                                                                            310,927
        2. Number of shares outstanding for a second class of shares of open-end company shares                    237,177
        3. Number of shares outstanding for a third class of shares of open-end company shares                      46,661
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                    153,867
        5. Number of shares outstanding for a fifth class of shares of open-end company shares                       5,000



V)      1. Net asset value per share (to the nearest cent)                                                          10.35
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                10.35
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 10.35
        4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)                10.35
        5. Net asset value per share of a fifth class open-end company shares (to the nearest cent)                 76.28




Series 4 SEC Identifier S000002562
Class 1 SEC Identifier  C000007059
Class 2 SEC Identifier  C000024522
Class 3 SEC Identifier  C000046842


Item 72DD

1. Total Income dividends for which record date passed during the period                                              $61,804
2. Dividends for a second class of open-end company shares                                                            $11,677
3. Dividends for a third class of open-end company shares                                                              $2,098



Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.307
        2. Dividends from a second class of open-end company shares                                                 $0.314
        3. Dividends from a third class of open-end company shares                                                  $1.692



Item 74

U)      1. Number of shares outstanding                                                                            207,913
        2. Number of shares outstanding for a second class of shares of open-end company shares                     37,918
        3. Number of shares outstanding for a third class of shares of open-end company shares                       1,300


V)      1. Net asset value per share (to the nearest cent)                                                           11.31
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 11.31
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  74.45




Series 5 SEC Identifier S000019554
Class 1 SEC Identifier  C000054349
Class 2 SEC Identifier  C000054350
Class 3 SEC Identifier  C000054351


Item 72DD

1. Total Income dividends for which record date passed during the period                                             $270,216
2. Dividends for a second class of open-end company shares                                                           $141,632
3. Dividends for a third class of open-end company shares                                                             $91,693



Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.40
        2. Dividends from a second class of open-end company shares                                                 $0.795
        3. Dividends from a third class of open-end company shares                                                  $0.324



Item 74

U)      1. Number of shares outstanding                                                                            717,252
        2. Number of shares outstanding for a second class of shares of open-end company shares                    187,046
        3. Number of shares outstanding for a third class of shares of open-end company shares                     302,339


V)      1. Net asset value per share (to the nearest cent)                                                           12.69
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 24.91
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  10.15


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